SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-OMNIQUIP INTL

          MJG ASSOCIATES, INC.
                                 9/24/99            3,000-           21.0000
          GAMCO INVESTORS, INC.
                                 9/24/99          100,000-           21.0000
                                 9/24/99          209,000-           21.0000
          GABELLI ASSOCIATES LTD
                                 9/24/99          170,000-           21.0000
          GABELLI FUND LDC
                                 9/24/99            2,000-           21.0000
          GABELLI ASSOCIATES FUND
                                 9/24/99          200,000-           21.0000
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/24/99          100,000-           21.0000
               THE GABELLI EQUITY TRUST,INC.
                                 9/24/99           75,000-           21.0000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 9/24/99           50,000-           21.0000
               THE GABELLI ABC FUND
                                 9/24/99          191,300-           21.0000


















          (1) THE TRANSACTIONS ON 9/24/99 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D.


          (2) PRICE EXCLUDES COMMISSION.